UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 23, 2017

RICH UNCLES NNN REIT, INC.

(Exact name of registrant as specified in its charter)

California	333-205684	47-4156046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3080 Bristol Street, Suite 550, Costa Mesa, CA 92626

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreement for Maitland, Florida Property

On February 23, 2017, the Registrant, through an indirect wholly owned subsidiary (the “Buyer”), entered into a purchase and sale agreement to acquire an office property consisting of one single-tenant office building containing an aggregate of 34,262 rentable square feet located on approximately 3.0 acres of land in Maitland, Florida (the “Property”). The Property is under long term lease to exp US Services. The Seller, BRWHP Properties, L.L.P, is not affiliated with the Registrant or any of its affiliates. The contractual purchase price of the Property is $6,750,000 plus closing costs. The Registrant intends to fund the purchase of the Property with proceeds from its ongoing initial public offering. There can be no assurance that the Registrant will complete the acquisition. In some circumstances, if the Registrant fails to complete the acquisition, the Registrant may forfeit up to $500,000 of earnest money.

The current aggregate annual effective base rent, which is calculated as the annualized contractual base rental income (net of rental abatements), for the tenants of the Property is approximately $681,077. The current weighted-average remaining lease term for the tenant is approximately 9.7 years.

The purchase and sale agreement for the Property is filed as an exhibit hereto.

Other Purchase and Sale Agreements Filed as Exhibits

The Registrant has determined that the significant contingencies have been resolved involving its previously announced pending acquisitions of a property located in Melbourne, Florida; and a property located in Dallas/Fort Worth, Texas. While other contingencies remain, and there can be no assurance that the Registrant will complete these acquisitions, the Registrant believes that the remaining contingencies will be successfully resolved and is, therefore, filing the respective purchase and sale documents as exhibits hereto.

Non-Solicitation Agreement

The Registrant has entered into an agreement with it advisor and its sponsor whereby the Registrant has agreed that it will not employ or solicit the employment of any employee of the advisor or sponsor during the 12-month period that follows any termination or failure to annually renew the amended and restated advisory agreement between the Registrant, its advisor and its sponsor.

The Registrant will file this non-solicitation agreement with the Securities and Exchange Commission as an exhibit to its next Annual Report on Form 10-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Purchase and sale agreement and addendum for Maitland, Florida property acquisition.
10.2	Purchase and sale agreement and addendum for Melbourne, Florida property acquisition.
10.3	Purchase and sale agreement and addendum for Dallas/Fort Worth, Texas property acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	RICH UNCLES NNN REIT, INC.

	By	/s/ JEAN HO
Jean Ho
Chief Financial Officer